Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler 212-554-5469
Kate Blute – Director of Investor and Public Relations
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Expects Record 2009 Fourth Quarter and

Year Ahead of Expectations;

Guidance for 2010 Forecasts Continued Growth

TUCSON, ARIZONA – March 1, 2010 – The Providence Service Corporation (Nasdaq: PRSC) today announced that it expects to report record financial results for the fourth quarter and year ended December 31, 2009, ahead of previously announced guidance.

2009 Fourth Quarter and Year

Based on preliminary unaudited results, the Company expects to report fourth quarter 2009 revenue of approximately $216 million and earnings per diluted share of approximately $0.42. Previously issued guidance for the fourth quarter of 2009, which was issued in November 2009 in conjunction with the release of third quarter results, had anticipated revenue of between $209 and $215 million and earnings per diluted share of $0.33 to $0.35. For the fourth quarter of 2008, the Company reported revenue of $178 million and a net loss due to an asset impairment charge.

For the full year 2009, earnings are expected to be approximately $1.60 per diluted share including a non-recurring tax benefit of $1.4 million, or $0.11 per diluted share. Prior earnings per share expectations ranged from $1.51 to $1.53. Revenue for 2009 is expected to be approximately $801 million compared to earlier guidance of $794 million to $800 million and 2008 revenue of $692 million. Included in anticipated 2009 results is approximately $3.2 million, or $0.14 per share, of expense associated with the Company’s amended credit agreement and costs associated with the proxy contest. These additional expenses were offset by approximately $8.8 million, or approximately $0.39 per share, of savings resulting from the Company’s 2009 salary and related benefits freeze, and reduced stock compensation. Excluding the tax benefit, credit agreement and proxy contest expenses, and compensation expense savings, we believe our diluted earnings per share for 2009 would have been approximately $1.24.

“We are benefitting from a number of drivers including increased Medicaid enrollment, the Medicaid stimulus as well as an apparent shift in referral patterns away from out of home care toward home based care,” stated Fletcher McCusker, Chairman and CEO. “Our record earnings in 2009 were achieved by freezing salaries, reducing stock compensation and reducing employee benefits. Those actions, taken in November 2008, allowed us to absorb our refinancing costs and a proxy contest and still produce record results. These results, while primarily volume driven, were also due to our ability to manage the rate pressure associated with state budget constraints throughout 2009. While state governments continue to face budget pressures, our positioning as a home based provider as well as our diversification means that we are not seeing the level of rate and referral pressure recently discussed by certain out-of-home providers.”

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation

2010 Guidance

For 2010, the Company expects revenue of between $850 and $870 million, an increase of 6% to 9%, and earnings per diluted share of $1.32 to $1.35 assuming a 40.71% tax rate, and assuming approximately $0.39 per share worth of expenses not incurred in 2009; primarily the employee salary freeze and stock compensation expense. For the first quarter of 2010, the Company expects revenue of between $210 and $220 million and earnings per diluted share of between $0.45 and $0.48. This compares to revenue of $187 million and diluted earnings per share of $0.44 in the first quarter of 2009. This forecast does not include any unannounced contract wins or acquisitions.

“We expect 2010 will be a more predictable year for us. Our operating margins will come down a little with the return of a more normalized expense structure and we anticipate that our organic growth should offset the additional anticipated expenses resulting from the end of the employee salary freeze and higher stock compensation expense.”

2010-2011 Government Budgets

“We expect that the positive Medicaid and home based care enrollment trend we saw in 2009 will continue in 2010. The President’s budget includes a request to extend the current Medicaid stimulus through 2011 as well as additional funds for State Children’s Health Insurance Program (SCHIP), job training and development along with increased funds for military mental health. Consequently our 2010 guidance assumes a stable fourth quarter and continued funding at current levels,” McCusker added.

The Company expects to report fourth quarter earnings for 2009 on March 10, 2010, after the market closes.

About Providence

The Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to provide services in the client’s own home or other community setting. The Company provides a range of services through its direct and managed entities to over 74,000 clients through 843 active contracts at September 30, 2009, with an estimated 7.3 million individuals eligible to receive the Company’s non-emergency transportation services. Combined, the Company has a nearly $1 billion book of business including managed entities.

Non-GAAP Financial Measure

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this document, we have provided a non-GAAP measurement, which presents our preliminary earnings per share for 2009 on a pro forma basis excluding a tax benefit, the impact of savings resulting from a salary and related benefits freeze and reduced stock compensation expense as well as certain expenses incurred in 2009 that we believe are nonrecurring. Details of the excluded items and a reconciliation of the non-GAAP financial measure to the most comparable GAAP financial measure are presented in the table below. The non-GAAP measure does not replace the presentation of our GAAP financial results. We have provided this supplemental non-GAAP information because we believe it provides meaningful comparisons of the actual and expected results of our operations for the historical periods presented in this press release and the anticipated results of our operations for 2010. The non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. The items excluded in the non-GAAP measure pertain to certain items that are considered to be material so that exclusion of the items would, in management’s belief, enhance a reader’s ability to compare the results of our business after excluding these items.

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Providence Service Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measure

Expected Diluted Earnings Per Share Excluding Certain Items (1)

(UNAUDITED)

Year ended December 31, 2009
Expected diluted earnings per share - GAAP	$1.60
Adjustments:
Amended credit agreement related expenses	0.09
Proxy contest related expenses	0.05
Tax benefit	(0.11)
Stock compensation expense (2)	(0.06)
Payroll and related costs (3)	(0.33)

Expected diluted earnings per share - Non-GAAP	$1.24

(1)	This presentation includes a non-GAAP measure. Our non-GAAP measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. The Company believes that this non-GAAP measure provides useful information to investors regarding its performance and overall results of operations. Earnings per share is an integral part of the Company’s internal reporting to measure the performance of the Company and the overall effectiveness of senior management.
(2)	Represents the difference between the estimated stock compensation expense for 2010 and the actual stock compensation expense for 2009, which the Company believes is the best current estimate of savings resulting from reduced stock compensation expense for 2009.
(3)	Represents the Company’s best current estimate of savings resulting from the 2009 salary and related benefits freeze.

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